Exhibit 99.1

Tri-Tech Holding Signs Agreement to Acquire Majority Stake in Beijing Huaxia Yuan Jie Water Technology Co., Ltd.

Company’s Third Acquisition To Provide Expanded Customer Base, Revenue and Profits

Beijing, China – June 21, 2011 – Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that provides leading turn-key solutions in China for water resources, water and wastewater treatment, industrial safety and the pollution control markets, announced today that its subsidiary, Tri-Tech High-Tech (Beijing) Co. Ltd. (“Tri-Tech Beijing”) has agreed to acquire 51% of Beijing Huaxia Yuan Jie Water Technology Co., Ltd. (“Yuan Jie Water”).

Yuan Jie Water is a high-tech enterprise engaged in water system integration for large high-rise buildings, R&D, manufacturing, installation and sales and operation of water treatment equipment systems directly affecting consumer use.

Under the terms of the agreement, Tri-Tech Beijing will invest approximately RMB 11 million (approximately $1.7 million) into Yuan Jie Water. This includes 10 million Yuan in cash as well as intellectual property worth 990,000 Yuan. The closing will occur upon completion of corporate and regulatory formalities in China. The two companies are in the process of capital injection and equity change registration in accordance with Chinese regulations. The transaction is expected to be completed by the end of June 2011.

Management Review

Tri-Tech Holding CEO Mr. Warren Zhao said, “This is our second domestic acquisition following the highly successful acquisition of BSST last August and our third overall after our acquisition of US-based J&Y International Inc. earlier in June 2011. We expect Yuan Jie Water will expand our reach into a new sector of the water industry. We already provide services for China’s wastewater, water treatment, pollution and odor control, groundwater monitoring and flood management, industrial safety segments and are eager to diversify into the building water system integration and water treatment equipment systems segments.

“Most of the residents of China’s cities live in high rise apartment buildings. Thousands of these buildings face water pressure issues that in turn affect the ability to get water to the upper floors of the buildings. We expect that these issues will grow as the country’s urbanization trend continues. Residential water supplies constantly deal with water purity issues and the ability to provide constant disinfectant to prevent bacteria growth in the pipelines. Yuan Jie Water’s products have enormous potential to provide necessary additional treatment and more reliable supply of potable water to building residents.

“We expect this acquisition to contribute to a new stream of sustainable profit for Tri-Tech Beijing. For this new operating segment, Yuan Jie Water will provide purification, pressurization, water treatment and recycling of various residential water systems.

“The acquisition of Yuan Jie Water will strengthen Tri-Tech’s value chain and will play an important complementary role in down streaming our operations closer to end users. Tri-Tech gains Yuan Jie Water’s building water supply systems know-how while providing new access to extensive applications of their technologies, thereby creating additional business opportunities.

“Yuan Jie Water has an excellent reputation and rich experience in project implementation with a well-established customer base. We regard Yuan Jie Water as the industry-leader in technology and management skills in this important industry segment. Combining our mutually successful experience and our respective management, technology and marketing capabilities will lead to a complementary, win-win relationship,” Mr. Zhao said.

Ms. Xiuying Zhao, General Manager of Yuan Jie Water, said, “Yuan Jie Water is delighted to be allied with Tri-Tech, which has years of accumulated development, strong resources, a good customer base, effective marketing capabilities, financial strength and a proven and well established public company management system. Yuan Jie Water will benefit from these advantages and commit as always to providing our dedicated efforts in building water supply system integration, water treatment equipment, low-energy consumption, low-cost drinking water, wastewater treatment and water resources integration. These solutions will help us provide healthy drinking water in China’s growing tier two and tier three cities. Yuan Jie Water is positioned to be an innovation-oriented, sustainable company with a strong competitive edge in the building water industry.”

Background Information

With years of fast development driven by industrialization and urbanization, China’s worsening water pollution situation, exacerbated by inadequate water treatment facilities and outdated sewage and water supply systems, water tanks and related facilities, means that most residential water does not currently meet national standard GB5749-2007 for drinking water. At the same time, the general public is placing increasing emphasis on improving drinking water quality and environmental awareness.

China’s urban water supplies, regardless of usage, share a single water supply pipe network. The mixture of drinking water with other water has resulted in a serious waste of water resources and a significant increase in water treatment costs. Building water is a potential major supply point for usable water. Currently, untreated wastewater discharged from buildings pollutes rivers, lakes and soil and increases the operational burden of wastewater treatment plants that lack pre-treatment facilities. Improvement in the quality of China’s water supply and comprehensive water reuse improvement are now leading national priorities, resulting in market opportunities for Tri-Tech. The market for improving residential water is both broad and urgent. The building water system integration business scope includes residential pressurized water supply, fire hydrant water, swimming pool water, softened water, air-conditioning water and sewage treatment. The building water system integration is crucial to improved water quality and water reuse. Only when water usage and circulation challenges are solved can the larger problems of water resource and water shortage be satisfactorily addressed.

About Yuan Jie Water

Founded in 2007, Yuan Jie Water is a systems integrator specializing in building water system, building water treatment equipment, research and development, manufacturing, installation, sales and operations to high-tech enterprises. With headquarters and production base in Beijing, the company has a corporate advisory team composed of water industry experts from prestigious universities in China, the United States and Taiwan. The main businesses of the company are water system integration services and water treatment equipment manufacturing and cleaning. The company has six major product lines, including product lines for building secondary water supply, drinking water systems treatment product, building wastewater treatment and water reuse product lines, tank products, disinfectors and membrane treatment products, totaling more than 20 products and 10 patents.

The company is a leader in energy-saving advantages and R&D with innovation in product technology and optimizing system engineering design. Yuan Jie Water’s core technology includes purifying overlying technology, two-way water supply and OB biochemical techniques. The company’s products have international certificates for quality control, environmental control and occupational health safety management. The company also has CCC certificates and seven hygiene licenses for drinking water supply equipment and supplies. The company’s projects have received a series of industry awards. The company’s products are widely used in universities, hospitals, government building, hotels, shopping malls, office buildings and residences. Over decades of rapid development, Yuan Jie Water has committed itself to the social value of water management for people’s health. It enjoys an excellent market reputation. Working with Tri-Tech, the company will aggressively expand markets and improve corporate management and professionalism. The company is strategically focused on becoming a leading expert in building water system integration providing know-how, technology and service to customers.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also providing comprehensive solutions in the industrial pollution control market. Tri-Tech owns 23 software copyrights and two technological patents and employs 260 people. Please visit http://www.tri-tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to Tri-Tech’s ability to expand and create new business opportunities and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, completion of the acquisition of Yuan Jie Water, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, other factors affecting the operation of the respective business of Tri-Tech and Yuan Jie Water, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Hawk Associates

Frank Hawkins or Grace Huang

305-451-1888

tritech@hawkassociates.com

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